EXHIBIT 32.1
SECTION 1350 CERTIFICATION
In connection with the Annual Report of Columbia Sportswear Company (the “Company") on Form 10-K for the period ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Form 10-K"), I, Timothy P. Boyle, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Form 10-K fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 as of, and for, the periods presented in the Form 10-K; and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of the operation of the Company.
Dated: February 26, 2015

/s/ TIMOTHY P. BOYLE
Timothy P. Boyle
President and Chief Executive Officer
Columbia Sportswear Company